UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 26, 2016

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously announced, effective April 4, 2016, Cummins Inc. (“Cummins,” “the registrant,” “we,” “our,” or “us”) made certain changes to reorganize our businesses. In conjunction with these changes, certain leadership changes were made within our management team.
We re-organized our businesses to combine our Power Generation segment and our high horsepower engine business, formerly part of the Engine segment's industrial and stationary power businesses, to create the Power Systems segment. The high horsepower business sold products externally to industrial markets and internally to the former Power Generation segment and the Distribution segment all at a profit. The formation of the Power Systems segment combines two businesses that are already strongly interdependent and will allow us to streamline business and technical processes to accelerate innovation, grow market share and more efficiently manage our supply chain and manufacturing operations. The remaining products from both the Engine segment's industrial business and the stationary power business were combined to create the off-highway product line in the Engine segment.
We allocate certain common costs and expenses, primarily corporate functions, among segments differently than we would for stand-alone financial information prepared in accordance with generally accepted accounting principles. These include certain costs and expenses of shared services, such as information technology, human resources, legal, finance and supply chain management. In addition to the reorganization noted above, we reevaluated the allocation of these costs, considering the new segment structure created in April 2016 and adjusted our allocation methodology accordingly. The revised methodology, which is based on a combination of relative segment sales and relative service usage levels, is effective for the periods beginning after January 1, 2016 and resulted in the revision of our segment operating results, including segment EBIT, for all four segments for the first quarter of 2016 with a greater share of costs allocated to the Distribution and Components segments than in previous years. Prior periods were not revised for the new allocation methodology. These changes had no impact on our consolidated results.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibit 99.1 attached below presents the unaudited revised operating segment data reflecting the changes described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2016

CUMMINS INC.
/s/ Marsha L. Hunt
Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

2